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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rongfu Aquaculture, Inc.

We hereby consent to the inclusion in this Registration Statement on amended Form S-1 for Rongfu Aquaculture, Inc. of (a) our report dated April 30, 2010, relating to the consolidated balance sheets as of December 31, 2009 and 2008 and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the years in the two year period ended December 31, 2009 and 2008 and (b) our report dated May 24, 2010, relating to the consolidated balance sheets as of March 31, 2010 and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for the three-month period ended March 31, 2010. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
ACQUAVELLA, CHIARELLI, SHUSTER, BERKOWER & CO., LLP

New York, New York
August 13, 2010